EXHIBIT 99.1

NEWS

Veeco Instruments Inc., Terminal Drive, Plainview, NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Fran Brennen, Senior Director Marcom, 516-677-0200 x1222

VEECO REPORTS RECORD FOURTH QUARTER & FULL-YEAR 2010 RESULTS

2011 Forecast: Revenues >$1B and >$5.00 Non-GAAP EPS

Launches MaxBright: Industry’s Most Productive MOCVD System

Plainview, NY, February 7, 2011 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the fourth quarter and full-year ended December 31, 2010.  Veeco reports its results on a U.S. generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items. Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results. All results presented herein are for Veeco’s “Continuing Operations” which excludes the Metrology business sold to Bruker Corporation on October 7, 2010.

GAAP Results ($M except EPS)

	Q4 ‘10	Q4 ‘09
Revenues	$300.0	$119.1
Net income	$96.7	$16.0
EPS (diluted)	$2.30	$0.42

Non-GAAP Results ($M except EPS)

	Q4 ‘10	Q4 ‘09
Net income	$67.9	$13.6
EPS (diluted)	$1.62	$0.36

John R. Peeler, Veeco’s Chief Executive Officer, commented, “The fourth quarter of 2010 was the best in our history, and we are extremely proud of our performance.  Revenues were $300 million, gross margin was 51% and net income was $97 million.  Veeco’s revenues grew 8% sequentially and 152% from the fourth quarter of last year.  Both Veeco segments delivered excellent performance: LED & Solar revenues were up 6% sequentially to a record $258 million, and Data Storage revenues were up 21% to $42 million, our best quarter since 2008. Full year 2010 results were also at record levels, with revenue of $933 million and net income of $261 million. These results were achieved through a combination of world-class products, a focus on high-growth market opportunities, operational excellence, our flexible manufacturing strategy, and a deep commitment to satisfying our global customers.”

“Veeco’s fourth quarter bookings totaled $295 million,” continued Mr. Peeler, “with another very strong quarter in LED & Solar of $253 million, which was up about 4% sequentially. Orders for MOCVD systems were placed by twenty customers across all regions, with strength continuing in China. Data Storage orders were $42 million, up 20% sequentially as technology buys for new Veeco deposition systems continue.” The Company’s Q4 2010 book-to-bill ratio was .98 to 1, and quarter end backlog was $555 million.

On August 24th, Veeco announced that its Board of Directors had authorized the repurchase of up to $200 million of the Company’s common stock through August 2011.  During the fourth quarter, Veeco purchased 189,218 shares of its common stock at an average price of $34.33 per share, for a total of approximately $6.5 million bringing the total purchased under the Company’s share repurchase program during 2010 to $38 million, or about 1.1 million shares.

1

Veeco Launches MaxBright MOCVD System

Mr. Peeler commented, “We currently estimate that the total available market for MOCVD from 2011 through 2015 is greater than 5,000 reactors.  In order to capitalize on this opportunity, drive our business, and continue to gain market share, today we launched the TurboDisc® MaxBright™ Multi-reactor (“cluster”) MOCVD system. By dramatically accelerating our new product roadmap to create MaxBright, the most productive MOCVD system on the market, Veeco will help enable the industry’s transition to LED lighting.”

First Quarter and Full-Year 2011 Guidance

Veeco’s first quarter 2011 revenue is currently forecasted to be between $215 and $265 million.  Earnings per share are currently forecasted to be between $0.94 to $1.31 on a GAAP basis and $1.02 to $1.39 on a non-GAAP basis. Please refer to the attached financial table for more details.

Commenting on Q1 2011 guidance, Mr. Peeler stated, “Q1 2011 revenues will be lower than Q4 2010 because we are planning to ship 12-20 MOCVD reactors in the new MaxBright “cluster” format, and will not be recording any revenue on these systems in the first quarter. Timing of revenue is also being impacted by the longer order-to-revenue cycle times associated with the high percentage of business currently coming from China, primarily due to customer facility readiness. The average time to convert orders to revenue is currently several months longer in China than in other regions.”

“With starting backlog of $555 million, and anticipating strong first half 2011 bookings, we currently forecast that Veeco’s 2011 revenues will be greater than $1 billion, resulting in non-GAAP earnings per share of greater than $5.00,” continued Mr. Peeler. “We are optimistic about the future and confident that we are well positioned from a technology, product, and operational standpoint to grow our LED & Solar and Data Storage businesses in 2011 and beyond.”

Conference Call Information

A conference call reviewing these results has been scheduled for 5:00pm ET today at 1-888-349-9585 (toll free) or 1-719-325-2142 using passcode 4065533.  The call will also be webcast live on the Veeco website at www.veeco.com. A replay of the call will be available beginning at 8:00pm ET tonight through 8:00pm ET on February 21, 2011 at 888-203-1112 or 719-457-0820, using passcode 4065533, or on the Veeco website. Please follow along with our slide presentation also posted on the website.

About Veeco

Veeco makes equipment to develop and manufacture LEDs, solar panels, hard disk drives and other devices. We support our customers through product development, manufacturing, sales and service sites in the U.S., Korea, Taiwan, China, Singapore, Japan, Europe and other locations.  Please visit us at www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2009 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

2

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$299,998	$119,142	$933,231	$282,412
Cost of sales	147,196	65,611	489,406	171,177
Gross profit	152,802	53,531	443,825	111,235

Operating expenses (income):
Selling, general and administrative	28,925	20,226	91,777	62,151
Research and development	23,529	14,156	71,390	43,483
Amortization	1,165	1,393	4,876	5,168
Restructuring	—	67	(179)	4,837
Asset impairment	—	—	—	304
Other, net	(1,689)	(344)	(1,614)	24
Total operating expenses	51,930	35,498	166,250	115,967

Operating income (loss)	100,872	18,033	277,575	(4,732)

Interest expense, net	1,391	1,787	6,572	6,850

Income (loss) from continuing operations before income taxes	99,481	16,246	271,003	(11,582)
Income tax provision	2,809	268	10,472	2,647
Income (loss) from continuing operations	96,672	15,978	260,531	(14,229)

Discontinued operations:
Income (loss) from discontinued operations before income taxes (includes gain on disposal of $156,290 in 2010)	151,909	2,504	155,455	(2,703)
Income tax provision (benefit)	51,421	(263)	54,226	(1,300)
Income (loss) from discontinued operations	100,488	2,767	101,229	(1,403)

Net income (loss)	197,160	18,745	361,760	(15,632)
Net loss attributable to noncontrolling interest	—	—	—	(65)
Net income (loss) attributable to Veeco	$197,160	$18,745	$361,760	$(15,567)

Income (loss) per common share attributable to Veeco:
Basic:
Continuing operations	$2.45	$0.45	$6.60	$(0.44)
Discontinued operations	2.55	0.08	2.56	(0.04)
Income (loss)	$5.00	$0.53	$9.16	$(0.48)

Diluted :
Continuing operations	$2.30	$0.42	$6.13	$(0.44)
Discontinued operations	2.40	0.08	2.38	(0.04)
Income (loss)	$4.70	$0.50	$8.51	$(0.48)

Weighted average shares outstanding:
Basic	39,453	35,623	39,499	32,628
Diluted	41,972	37,742	42,514	32,628

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$245,132	$148,500
Short-term investments	394,180	135,000
Restricted cash	76,115	—
Accounts receivable, net	150,528	67,546
Inventories, net	108,487	55,807
Prepaid expenses and other current assets	34,328	6,419
Assets of discontinued segment held for sale	—	40,058
Deferred income taxes, current	13,803	3,105
Total current assets	1,022,573	456,435

Property, plant and equipment, net	42,320	44,707
Goodwill	52,003	52,003
Deferred income taxes	9,403	—
Other assets, net	21,735	22,199
Assets of discontinued segment held for sale	—	30,028
Total assets	$1,148,034	$605,372

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$32,220	$24,910
Accrued expenses and other current liabilities	183,010	99,823
Deferred profit	4,109	2,520
Income taxes payable	56,369	829
Liabilities of discontinued segment held for sale	5,359	10,824
Current portion of long-term debt	229	212
Total current liabilities	281,296	139,118

Deferred income taxes	—	5,039
Long-term debt	103,792	100,964
Other liabilities	434	1,192
Total non-current liabilities	104,226	107,195

Equity	762,512	359,059

Total liabilities and equity	$1,148,034	$605,372

Veeco Instruments Inc. and Subsidiaries

Reconciliation of operating income (loss) to non-GAAP net income from continuing operations

(In thousands, except per share data)

(Unaudited)

	Three months ended				Year ended
	December 31,				December 31,
	2010		2009		2010		2009

Operating income (loss)	$100,872		$18,033		$277,575		$(4,732)

Adjustments:

Amortization	1,165		1,393		4,876		5,168
Equity-based compensation	2,645		2,441		9,648		7,547
Restructuring	—		67	(2)	(179	)(1)	4,837	(2)
Asset impairment	—		—		—		304	(3)
Inventory write-off	—		—		—		1,526	(4)

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	104,682		21,934		291,920		14,650

Interest expense, net	1,391		1,787		6,572		6,850
Adjustment to add back non-cash portion of interest expense	(1,123	)(5)	(732	)(5)	(3,474	)(5)	(2,862	)(5)

Earnings excluding certain items from continuing operations before income taxes	104,414		20,879		288,822		10,662

Income tax provision at 35%	36,545		7,308		101,088		3,732

Earnings from continuing operations excluding certain items	67,869		13,571		187,734		6,930
Loss attributable to noncontrolling interest, net of income tax benefit at 35%	—		—		—		(42)

Earnings from continuing operations excluding certain items attributable to Veeco (“Non-GAAP Net Income”)	$67,869		$13,571		$187,734		$6,972

Earnings from continuing operations per diluted share excluding certain items attributable to Veeco (“Non-GAAP EPS”)	$1.62		$0.36		$4.42		$0.21

Diluted weighted average shares outstanding	41,972		37,742		42,514		33,389

(1) During the first quarter of 2010, we recorded a restructuring credit of $0.2 million associated with a change in estimate.

(2)  During the year ended December 31, 2009, we recorded a restructuring charge of $4.8 million ($3.5 million for personnel severance costs and $1.3 million related to lease and other charges associated with vacating two facilities in our Data Storage segment) of which $0.1 million was incurred during the fourth quarter (consisting primarily of personnel severance costs and related charges).

(3) During the second quarter of 2009, we recorded a $0.3 million asset impairment charge in our Data Storage segment for assets no longer being utilized.

(4) During the first quarter of 2009, we recorded a $1.5 million inventory write-off in our Data Storage segment associated with the discontinuance of certain products.  This was included in cost of sales in the GAAP income statement.

(5) Adjustment to exclude non-cash interest expense on convertible subordinated notes, and accretion of debt discounts and amortization of debt premiums related to the Company’s short-term investments.

NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of operating income to non-GAAP net income from continuing operations

(In thousands, except per share data)

(Unaudited)

	Guidance for the three months ending March 31, 2011
	LOW		HIGH

Operating income	$61,121		$84,793

Adjustments:

Amortization	1,136		1,136
Equity-based compensation	3,127		3,127

Earnings from continuing operations before interest, income taxes depreciation and amortization excluding certain items (“Adjusted EBITA”)	65,384		89,056

Interest expense, net	712		712
Adjustment to add back non-cash portion of interest expense	(798	)(1)	(798	)(1)

Earnings from continuing operations excluding certain items before income taxes	65,470		89,142

Income tax provision at 33%	21,605		29,417

Earnings from continuing operations excluding certain items (“Non-GAAP Net Income”)	$43,865		$59,725

Earnings from continuing operations per diluted share excluding certain items (“Non-GAAP EPS”)	$1.02		$1.39

Diluted weighted average shares outstanding	43,000		43,000

(1) Adjustment to exclude non-cash interest expense on convertible subordinated notes, and accretion of debt discounts and amortization of debt premiums related to the Company’s short-term investments.

NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 33% effective rate. By the end of 2010, the Company had fully utilized all prior NOL and tax credit carryfowards. As a result, beginning in 2011, the Company will use an effective tax rate in its calculation of non-GAAP net income and earnings per share. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating Income (Loss) to Adjusted EBITA (Loss)

(In thousands)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009
LED & Solar
Bookings	$252,912	$176,692	$968,232	$440,784

Revenues	$258,138	$98,102	$797,904	$205,153

Operating income	$96,866	$24,273	$270,296	$22,135
Amortization	733	796	3,121	3,137
Equity-based compensation	923	739	2,643	1,358
Restructuring	—	67	—	1,196
Adjusted EBITA**	$98,522	$25,875	$276,060	$27,826

Data Storage
Bookings	$42,037	$53,118	$153,406	$97,497

Revenues	$41,860	$21,040	$135,327	$77,259

Operating income (loss)	$11,943	$49	$32,051	$(10,033)
Amortization	373	386	1,522	1,599
Equity-based compensation	359	128	1,140	1,020
Restructuring	—	(49)	(179)	3,006
Inventory write-off	—	—	—	1,526
Asset impairment	—	—	—	304
Adjusted EBITA (loss)**	$12,675	$514	$34,534	$(2,578)

Unallocated Corporate
Operating loss	$(7,937)	$(6,289)	$(24,772)	$(16,834)
Amortization	59	211	233	432
Equity-based compensation	1,363	1,574	5,865	5,169
Restructuring	—	49	—	635
Adjusted loss**	$(6,515)	$(4,455)	$(18,674)	$(10,598)

Total
Bookings	$294,949	$229,810	$1,121,638	$538,281

Revenues	$299,998	$119,142	$933,231	$282,412

Operating income (loss)	$100,872	$18,033	$277,575	$(4,732)
Amortization	1,165	1,393	4,876	5,168
Equity-based compensation	2,645	2,441	9,648	7,547
Restructuring	—	67	(179)	4,837
Inventory write-off	—	—	—	1,526
Asset impairment	—	—	—	304
Adjusted EBITA**	$104,682	$21,934	$291,920	$14,650

** Refer to footnotes on ‘Reconciliation of operating income (loss) to non-GAAP net income from continuing operations’ for further details.